UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 6, 2024

DMC Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14775	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.05 Par Value	BOOM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On February 6, 2024, DMC Global Inc. (the “Company”) and certain domestic subsidiaries entered into an amendment (the “First Amendment’) to its existing credit agreement with a syndicate of banks, led by KeyBank National Association (the “Credit Agreement”).

The First Amendment provides for certain changes to the Credit Agreement, including an increase in the maximum commitment amount from $200 million to $300 million, which includes a $200 million revolving credit facility, a $50 million term loan facility, and a $50 million delayed draw term loan facility. The Credit Agreement, as amended by the First Amendment, retains a $100 million accordion feature to increase the commitments under the revolving loan and/or by adding one or more term loans subject to approval by the applicable lenders. The First Amendment extends the maturity date of the Credit Agreement until February 6, 2029.

The proceeds of the loans are permitted to be used for working capital, refinancing of indebtedness and other general corporate purposes of the Company. As amended by the First Amendment, the Credit Agreement permits proceeds of the delayed draw facility to be used for the acquisition of the remaining 40% minority interest in Arcadia Products, LLC, a Colorado limited liability company currently 60% owned by the Company. Other significant changes in terms included modifications to the Company’s financial covenants and an increase in applicable interest rates.

The obligations under the Credit Agreement remain secured by the assets of the Company, including accounts receivable, inventory, and fixed assets, as well as guarantees and share pledges by the Company and its subsidiaries.

The foregoing description of the First Amendment is qualified in its entirety by the text of the First Amendment, which is filed as Exhibit 10.1 hereto.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01    Regulation FD Disclosure.

On February 7, 2024, the Company issued a press release announcing the information set forth in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information provided in Item 7.01 of this Current Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, unless specifically stated so therein.

Item 9.01     Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description
10.1
First Amendment to the Credit Agreement, dated February 6, 2024, by and between DMC Global Inc., certain of its domestic subsidiaries as borrowers, the lenders party thereto and KeyBank National Association, as administrative agent, a swing line lender and an issuing lender.*

99.1	Press Release, dated February 7, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Certain schedules or similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule or attachment to this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMC Global Inc.

Dated:	February 7, 2024	By:	/s/ Michelle Shepston
Michelle Shepston
Executive Vice President, Chief Legal Officer and Secretary